Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of U.S. Bancorp of our report dated February 20, 2008, with respect to the consolidated financial statements of U.S. Bancorp, included in the 2007 Annual Report to Shareholders of U.S. Bancorp.
We consent to the incorporation by reference in the following Registration Statements:

Registration
Form	Statement No.	Purpose
S-3	333-67465	Acquisition of Libra Investments, Inc.
S-3	333-128390	Floating Rate Convertible Senior Debentures due 2035
S-3	333-124535	Universal Shelf Registration Statement
S-3	333-132297	Universal Shelf Registration Statement
S-8	333-01421	First Bank System, Inc. 1994 Stock Incentive Plan and 1991 Stock Incentive Plan
S-8	333-02623	First Bank System Inc., 1996 Stock Incentive Plan
S-8	333-32635	U.S. Bancorp 1997 Stock Incentive Plan
S-8	333-51635	U.S. Bancorp 1997 Stock Incentive Plan
S-8	333-76887	U.S. Bancorp 1997 Stock Incentive Plan
S-8	333-82691	Bank of Commerce 1989 and 1995 Stock Option Plans (as assumed by U.S. Bancorp)
S-8	333-38846	U.S. Bancorp 1999 Stock Incentive Plan
S-8	333-47968	Scripps Bank 1992 and 1995 Stock Option Plans and Scripps Bank 1998 Outside Directors Stock Option Plan
S-8	333-48532	Various benefit plans of Firstar Corporation in effect at the time of the merger with U.S. Bancorp
S-8	333-65774	Various stock options and incentive plans of Nova Corporation in effect at the time of the merger with U.S. Bancorp
S-8	333-68450	U.S. Bancorp 2001 Employee Stock Incentive Plan
S-8	333-74036	U.S. Bancorp 2001 Stock Incentive Plan
S-8	333-100671	U.S. Bancorp 401(k) Savings Plan
S-8	333-142194	Various benefit plans of U.S. Bancorp
of our report dated February 20, 2008, with respect to the consolidated financial statements of U.S. Bancorp incorporated herein by reference, and our report dated February 20, 2008, with respect to the effectiveness of internal control over financial reporting of U.S. Bancorp, incorporated herein by reference, for the year ended December 31, 2007.
/s/  Ernst & Young LLP

Minneapolis, Minnesota
February 25, 2008